UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2005

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of registrant as specified in charter)

California	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Effective as of April 5, 2005, Nanometrics Incorporated named Michael Weber, 47, to the newly created position of Vice President of Engineering. Nanometrics has agreed to pay Mr. Weber a base salary at an annual rate of $175,000 and to issue to Mr. Weber seven-year non-qualified stock options to purchase an aggregate of 50,000 shares of Nanometrics common stock. The options are exercisable at $12.54 per share and will vest at a rate of 33.3% upon each anniversary of the date the options were granted, April 6, 2005.

The press release announcing Mr. Weber’s position as Vice President of Engineering is furnished as an exhibit to this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Nanometrics Incorporated dated April 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2005	NANOMETRICS INCORPORATED

/s/ Paul B. Nolan
Paul B. Nolan Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Nanometrics Incorporated dated April 11, 2005